EXHIBIT 10.1


                            Asset Purchase Agreement

                                      Dated

                              As of APRIL 30, 1999

                                  By and among

                    CONSOLIDATED DELIVERY & LOGISTICS, INC.,

                            SILVER STAR EXPRESS, INC.

                           METRO PARCEL SERVICE, INC.,

                                NATHAN SPAULDING

                                       AND

                               KELLY M. SPAULDING

                                TABLE OF CONTENTS


ARTICLE I - Certain Definitions...............................................

Section 1.1.      Certain Definitions.........................................
Section 1.2.      Interpretation..............................................

ARTICLE II - Purchase and Sale of Assets; Assumption of Liabilities;

Additional Covenants..........................................................

Section 2.1.      Purchase and Sale of Assets.................................
Section 2.2.      Purchase Price..............................................
Section 2.3.      Payment of the Purchase Price...............................
Section 2.4.      Allocation of the Purchase Price............................
Section 2.5.      Closing.....................................................

ARTICLE III - Representations and Warranties of the Seller
              and the Shareholders............................................

Section 3.1.      Organization and Qualification of the Seller................
Section 3.2.      Authorization...............................................
Section 3.3.      Non-contravention...........................................
Section 3.4.      No Consents.................................................
Section 3.5.      The Purchased Assets........................................
Section 3.6.      Personal Property...........................................
Section 3.7.      Real Property...............................................
Section 3.8.      Predecessor Status..........................................
Section 3.9.      Employment Matters; No Collective Bargaining Agreement......
Section 3.10.     Financial Statements........................................
Section 3.11.     Absence of Certain Developments.............................
Section 3.12.     Governmental Authorizations; Licenses.......................
Section 3.13.     Litigation..................................................
Section 3.14.     Undisclosed Liabilities.....................................
Section 3.15.     Taxes.......................................................
Section 3.16.     Insurance...................................................
Section 3.17.     Environmental Matters.......................................
Section 3.18.     Proprietary Rights..........................................
Section 3.19.     Material Customers, Contracts and Commitments...............
Section 3.20.     Accounts Receivable.........................................
Section 3.21.     Books and Records...........................................

Section 3.22.     Brokers.....................................................
Section 3.23.     Net Worth of Seller.........................................
Section 3.24.     Affiliates..................................................
Section 3.25.     Full Disclosure. ...........................................

ARTICLE IV - Representations and Warranties of the Purchaser and CDL..........

Section 4.1.      Organization................................................
Section 4.2.      Authorization...............................................
Section 4.3.      Non-contravention...........................................
Section 4.4.      No Consents.................................................
Section 4.5.      Brokers.....................................................
Section 4.6.      SEC Filings.................................................
Section 4.7       CDL Common Stock............................................

ARTICLE V - Covenants and Agreements..........................................

Section 5.1.      Transfer and Property Taxes.................................
Section 5.2.      Non-Competition and Confidentiality Agreement...............
Section 5.3.      Further Assurances..........................................
Section 5.4.      Employment Matters..........................................
Section 5.5.      Audited Financial Statements of the Seller..................
Section 5.6.      Access and Information......................................
Section 5.7       Securities Law Matters......................................
Section 5.8.      Restrictions on Transfer....................................
Section 5.9.      Lock-Up of Payment Shares...................................
Section 5.10.     Lease of Facility...........................................
Section 5.11.     Payment of Pre-Closing Accounts Receivable..................

ARTICLE VI - Deliveries at Closing............................................

Section 6.1.      Deliveries by the Shareholders and the Seller. .............
Section 6.2.      Deliveries by the Purchaser and CDL. .......................

ARTICLE VII - Survival of Representations and Warranties; Indemnification.....

Section 7.1.      Survival of Representations and Warranties..................
Section 7.2.      Indemnification.............................................
Section 7.3.      Procedures for Third Party Claims...........................
Section 7.4.      Procedures for Inter-Party Claims...........................
Section 7.5.      Right of Set-Off............................................

ARTICLE VIII - Miscellaneous..................................................

Section 8.1.      Notices. ...................................................
Section 8.2.      Expenses. ..................................................
Section 8.3.      Governing Law; Consent to Jurisdiction. ....................
Section 8.4.      Assignment; Successors and Assigns; No Third Party Rights. .
Section 8.5.      Counterparts. ..............................................
Section 8.6.      Titles and Headings. .......................................
Section 8.7.      Entire Agreement. ..........................................
Section 8.8.      Amendment and Modification. ................................
Section 8.9.      Public Announcement. .......................................
Section 8.10.     Waiver. ....................................................
Section 8.11.     Severability................................................
Section 8.12.     No Strict Construction. ....................................


                                    Schedules

Schedule 1.1AL        Assumed Liabilities
Schedule 1.1PA        Purchased Assets
Schedule 3.1          Foreign Qualification
Schedule 3.3          Contravention of Agreements
Schedule 3.4          Consents
Schedule 3.6          Encumbrances
Schedule 3.8          Predecessor Names
Schedule 3.9A         Employee Benefit Plans
Schedule 3.9B         Employee List
Schedule 3.10         Financial Statements
Schedule 3.11         Certain Developments
Schedule 3.12         Authorizations
Schedule 3.13         Litigation
Schedule 3.15         Tax Contests
Schedule 3.16         Insurance Policies
Schedule 3.17         Environmental Matters
Schedule 3.18         Proprietary Rights
Schedule 3.19A        Customer List
Schedule 3.19B        Assumed Contracts
Schedule 3.19C        Largest Customers and Suppliers
Schedule 3.19D        Defaults
Schedule 3.20         Accounts Receivable

Schedule 3.24         Affiliates
Schedule 4.1          Good Standing Exceptions
Schedule 5.11         Retained Accounts Receivable

                                    Exhibits

Exhibit A         Form of Note
Exhibit B         Allocation of Purchase Price
Exhibit C         Spaulding Employment Agreement
Exhibit D         Form of Lease

                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT ("Agreement"), dated as of April 30, 1999, by and among CONSOLIDATED DELIVERY & LOGISTICS, INC., a Delaware corporation ("CDL"), SILVER STAR EXPRESS, inc., a Florida corporation (the "Purchaser"), METRO PARCEL SERVICE, INC. a Florida corporation (the "Seller"), NATHAN SPAULDING ("Spaulding") and KELLY M. SPAULDING (collectively, the "Shareholders").

                              W I T N E S S E T H:

          WHEREAS, prior to the date hereof, the Seller has engaged in the small package express delivery business and related operations (the "Business"); and

          WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase and assume from the Seller, certain of the assets and certain liabilities relating to the Business, all as more specifically provided herein; and

          WHEREAS, the Purchaser is a wholly owned subsidiary of CDL; and

          WHEREAS, the Shareholders own all of the outstanding equity of the Seller;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

          Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

          "Accounts Receivable" mean accounts receivable and notes receivable and all reserves related thereto, deposits, advances and manufacturer and supplier rebates.

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "Agreement" means this Asset Purchase Agreement.

          "Assignment  and  Assumption   Agreement"  means  the  assignment  and
assumption agreement to be executed by the Seller and the Purchaser covering the Assumed Liabilities.

          "Assumed Liabilities" means only the following liabilities: (i) the obligations of the Seller to perform, after the Closing Date, continuing services required under executory contracts with the customers of Seller detailed on Schedule 3.19A and which are expressly assumed by the Purchaser at the Closing and (ii) the obligations arising on or after the Closing Date under the equipment leases and other agreements listed on Schedule 1.1AL.

          "Authorizations"  has the  meaning  ascribed  to such term in  Section
3.12.

          "Bill of Sale" means the general bill of sale to be executed and delivered by the Seller covering the Purchased Assets.

          "Business" has the meaning ascribed to such term in the first recital to this Agreement.

          "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey and Florida are open for the general transaction of business.

          "CDL Common  Stock" has the  meaning  ascribed to such term in Section
2.1.

          "Closing" has the meaning ascribed to such term in Section 2.5.

          "Closing Date" has the meaning ascribed to such term in Section 2.5.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Customer List" has the meaning ascribed to such term in Section 3.19.

          "Damages" has the meaning ascribed to such term in Section 7.2.

          "Encumbrances" has the meaning ascribed to such term in Section 3.3.

          "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the investigation or cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, (i) the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste
Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

          "Excluded Liabilities" means any and all liabilities or obligations of the Seller or of the Affiliates of the Seller, of any kind or nature, whether or not relating to the Business or the Purchased Assets, and whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events or transactions or facts occurring on, prior to, or after the Closing Date, other than specifically identified Assumed Liabilities, but specifically including without limitation as Excluded Liabilities: (i) trade and other accounts payable, (ii) accrued wages and employee benefits, (iii) tax liabilities, (iv) all amounts due to any Shareholder, any Affiliate of any Shareholder or any related party, (v) all expenses of this transaction (including legal and accounting fees), (vi) all liabilities and obligations arising out of or related to the Retained Assets and (vii) all liabilities arising out of or related to events prior to the Closing Date.

          "Facility" has the meaning ascribed to such term in Section 3.7.

          "Financial  Statements"  has the  meaning  ascribed  to  such  term in
Section 3.10.

          "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

          "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

          "Indemnified Party" has the meaning ascribed to such term in Section 7.2.

          "Indemnifying Party" has the meaning ascribed to such term in Section 7.2.

          "Inventory"  means  all raw  material  inventories,  warehouse  stock,
parts,  inventories,   material  and  supplies,  including  without  limitation,
packaging and shipping materials.

          "Lease" has the meaning ascribed to such term in Section 5.9.

          "Material Adverse Change" means a material adverse change in the Business of the Seller, or in the financial condition, results of operations or prospects (financial and other) of the Business or the Purchased Assets, taken as a whole. Without limiting the foregoing, any change or series of changes involving more than $5,000 shall automatically be deemed material, but a change with lesser financial impact may also be material.

          "Note" means the promissory note of CDL in the principal amount of Two Hundred Two Thousand Three Hundred Seventy Four Dollars ($202,374) bearing interest at the rate of 7% per annum, all on the terms set forth in the form of note attached hereto as Exhibit A.

          "Payment Shares" has the meaning ascribed to such term in Section 2.2.

          "Person" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Proprietary Rights" mean patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyright applications, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights related to or used in the conduct of the Business, and permits, licenses or other agreements to or from third parties regarding the foregoing.

          "Purchase Price" has the meaning ascribed to such term in Section 2.2.

          "Purchased Assets" means all of the right, title and interest in and to all assets used in the conduct of the Business, wherever located, whether tangible or intangible (including, without limitation, goodwill). The Purchased Assets include, without limitation, the following:

          (a) the Customer List;

          (b) all rights of the Seller to transact business with the current, former or future customers on the Customer List, all contract or other rights under franchise, license or written agency agreements, and all rights under any executory contract, agreement or purchase order form, or sales and marketing contracts, transportation services and/or other contracts with, any customer on the Customer List or supplier, related to the Business to which the Seller or any of its Affiliates is a party that is designated on Schedule 3.19B including an assignment of any contracts listed on Schedule 3.19B between a customer on the Customer List or supplier and the Seller;

          (c) all computer hardware, software and operating equipment;

          (d) the machinery and equipment (including spare parts) and business machines, automobiles, trucks, trailers, fork-lift trucks, and other vehicles, furniture, fixtures, supplies, capital improvements in process, tools, office and warehouse equipment and all other tangible personal property employed in the conduct of the Business or owned by the Seller, including those assets listed on
Schedule 1.1PA;

          (e) all Inventory;

          (f) all authorizations, consents, approvals, licenses, orders, permits, exemptions of, filings or registrations with, any Governmental
Authority which are necessary or desirable to service the customers on the Customer List or conduct the Business;

          (g) all Proprietary Rights;

          (h) all trademark, trade names and other intangible property related to the operation of the Business, including without limitation use of the corporate name and logo for Metro Parcel Service, Inc.;

          (i) all telephone and facsimile numbers, and all email addresses and domain names, in the name of the Seller or used in the Business;

          (j) all other assets used in the conduct of the Business, whether or not reflected on the books and records of the Seller, including without limitation, the Business as a going concern, its goodwill and franchises, its rights to insurance proceeds with respect to its assets, its restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the Business, including without limitation, operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), research and development records, prototypes and models, lists of present and former suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by the Seller or a third party, relating to the Business, books of account, accounting records and other records relating to the Business.

          "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives (including, but not limited to radon, radioactive materials, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls), medical waste or by-products, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

          "Retained Assets" means all cash and cash equivalents (including prepaid expenses and deposits), Accounts Receivable from services rendered by the Seller prior to the Closing Date, tax refunds with respect to tax returns filed prior to the Closing Date for periods ending prior to the Closing Date, notes due to the Company from the Shareholders, key man life insurance policies (and the cash value thereof) and the items of personalty listed on Schedule 1.1RA, which are not necessary or desirable for operation of the Business.

          "SEC" means the Securities and Exchange Commission.

          "SEC Filings" has the meaning ascribed to such term in Section 4.6.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller's Accountants" means the independent certified accountants engaged to audit the year end Financial Statements.

          "Spaulding Employment Agreement" has the meaning ascribed to such term in Section 5.4.

          "Survival Period" has the meaning ascribed to such term in Section 7.1

          "Third Party  Claim" has the meaning  ascribed to such term in Section
7.3. determined in accordance with GAAP.

          Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

                                   ARTICLE II

             Purchase and Sale of Assets; Assumption of Liabilities;
                              Additional Covenants

          Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing (as defined in Section 2.5), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Seller and assume the Assumed Liabilities. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT WITH RESPECT TO THE ASSUMED LIABILITIES, THE PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLER, THE SHAREHOLDERS OR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING BUT NOT LIMITED TO THE EXCLUDED LIABILITIES OR RELATING TO THE RETAINED ASSETS.

          Section 2.2. Purchase Price.

          (a) The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets shall be (i) Nine Hundred Twelve Thousand Three Hundred Seventy Four Dollars ($912,374) and (ii) Forty Thousand (40,000) shares (the "Payment Shares") of the common stock, par value $0.001 per share, of CDL (the "CDL Common Stock").

          (b) Seller represents and warrants that (i) all assets on its balance sheet at December 31, 1998 remain as assets at the Closing Date except for de minimis sales in the ordinary course and (ii) net value of the Purchased Assets on the date hereof is not less than the net value of the Purchased Assets at December 31, 1998 .

          Section 2.3. Payment of the Purchase Price. (a) On the Closing Date, the Purchaser shall pay the Seller the Purchase Price by delivery of (a) a check or wire transfer in the sum of Seven Hundred Ten Thousand Dollars ($710,000),
(b) the Note and (c) irrevocable instructions to the Company's transfer agent to issue the Payment Shares.

          Section 2.4. Allocation of the Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as set forth in Exhibit B hereto. The Purchaser, CDL, the Shareholders and the Seller shall use such allocation in filing their respective Internal Revenue Service Form 8594s and any other tax filings.

          Section 2.5. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place by exchange of facsimile signature pages or at the offices of CDL at 380 Allwood Road, Clifton New Jersey 07012 on April 30, 1999, effective as of the 11:59 p.m. on that date, or at such other time and date thereafter as the Purchaser, CDL and the Seller may mutually agree, which date shall be referred to as the "Closing Date".


                                   ARTICLE III

        Representations and Warranties of the Seller and the Shareholders

          The Seller and the Shareholders, jointly and severally, represent and warrant to the Purchaser and CDL as follows:

          Section 3.1. Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority, corporate and other, to own or lease its property and assets and to carry on the Business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the Seller is currently conducting the Business or where the failure to be so qualified and in good standing would not reasonably be expected to result in a Material Adverse Change. Each jurisdiction in which the Seller conducts the Business is listed on
Schedule 3.1. The Shareholders are the sole equity owners of the Seller. The Seller has no subsidiary corporations.

          Section 3.2. Authorization. (a) The Seller has full power and authority, corporate and other, to execute and deliver this Agreement, the instruments of transfer and other documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement and each instrument of transfer to be delivered in connection herewith has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

                  (b) Each Shareholder has the capacity to execute and deliver this Agreement and the other documents to be delivered by such Shareholder pursuant to this Agreement and to perform his obligations hereunder and thereunder. No Shareholder is under any impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of such Shareholder to perform his obligations hereunder or thereunder. This Agreement and each instrument of transfer to be delivered in connection herewith constitutes or, at the time of delivery will constitute, a valid and binding agreement of each Shareholder, respectively, enforceable against such Shareholder in accordance with its terms.

          Section  3.3.  Non-contravention.  Except  as  otherwise  set forth in
Schedule 3.3, neither the execution and delivery of this Agreement or the instruments of transfer nor the performance by the Seller and the Shareholders of their respective obligations hereunder and thereunder will (i) contravene any provision contained in the Seller's Certificate of Incorporation or By-laws, copies of which previously have been delivered to the Purchaser and CDL, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation of the Seller or any Shareholder or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller or any Shareholder is a party or by which either is bound or to which any of either of its assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Purchased Assets or
(iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any Assumed Liability.

          Section 3.4. No Consents. Except as set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller or the Shareholders and the assignment of the benefits of any material agreements of the Seller to the Purchaser.

          Section 3.5. The Purchased Assets. The Purchased Assets constitute substantially all of the rights, properties and assets which are necessary for the conduct of the Business in the manner in which the Business is currently conducted. No third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Purchased Assets. The documents of transfer to be executed and delivered by the Seller and the Shareholders at the Closing will be sufficient to convey good and marketable title to the Purchased Assets to the Purchaser, free and clear of all Encumbrances except for the lien of taxes not yet due and payable.

          Section  3.6.  Personal  Property.  Except as  otherwise  set forth in
Schedule 3.6, the Seller has good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Purchased Assets, free and clear of any Encumbrances except for the lien of taxes not yet due and payable. All machinery, equipment, furniture, fixtures and other personal property used in the Business and included in the Purchased Assets is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear).

          Section 3.7. Real Property. Other than the warehouse facility located at 10610 Bolyard Drive, Jacksonville, Florida (the "Facility"), the Seller does not own any real property or real estate. The Seller operates the Business solely out of the Facility. The Purchaser shall not be responsible for any obligations of the Seller with respect to the Facility as a result of this Agreement or otherwise, except as may be expressly set forth in the lease referenced in Section 5.9 below to be entered into at the Closing between the Purchaser and the Seller. All plants, structures and buildings owned or leased by the Seller are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no structural or other defects that could interfere with the conduct of normal operations of such facilities and are suitable for the purposes for which they are currently being used. The Seller is not in violation of any building, zoning, anti-pollution, health, occupational safety or other law, ordinance or regulation regarding its plants, structures and equipment or their operations.

          Section 3.8. Predecessor Status. Set forth in Schedule 3.8 is a listing of all names of all predecessor companies of the Seller, including the names of any entities from whom within the last five years the Seller previously acquired significant assets. The Seller has never been a subsidiary or division of another corporation or a part of any acquisition which was later rescinded. Set forth on Schedule 3.8 is a listing of each business name used by the Seller and its predecessors and by any companies acquired by or merged into it, and each state and county in which any such trade name is registered, if any.

          Section 3.9. Employment Matters; No Collective Bargaining Agreement.

          (a) Except as set forth on Schedule 3.9A, the Seller has no employee benefit plans of any kind or nature (including but not limited to plans under ERISA). The Purchaser and CDL shall have no obligation under or related to any such plan to any employee of the Seller hired by the Purchaser. There are no written employment or compensation agreements with any employees of the Seller. All employees of the Seller are employees-at-will. All accrued vacation pay and employee benefits due to the Seller's employees have been paid in full or accrued on the Seller's balance sheet as at December 31, 1998 included as part of the Financial Statements (as defined in Section 3.10 below).

          (b) No employees of the Seller have been, or are currently represented by, any labor union or covered by any collective bargaining agreement nor, to the best of each Shareholder's or the Seller's knowledge, is any organization campaign to establish such representation in progress. There is no pending or, to any Shareholder's or the Seller's knowledge, threatened labor dispute involving the Seller, the Seller has not experienced any labor interruption, strike, slowdown, picketing, work stoppage or other labor dispute over the past five years, nor has any application or complaint about the Seller been filed by an employee or any union with the National Labor Relations Board or any comparable state or local agency since inception and the Seller considers its relationship with its employees to be good. The Seller is not bound by nor subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union.

          (c) Schedule 3.9B contains a true and complete list of the employees currently employed by the Seller, indicating the title or position of each and a description of any agreements concerning such employees and the current compensation payable by the Seller to each employee.

          Section 3.10. Financial Statements. The Seller has previously delivered to the Purchaser a true and complete copy of (a) the Seller's audited balance sheets as of December 31, 1997 and 1998, respectively, and the related audited statements of earnings and cash flows for the respective fiscal years then ended, with notes thereto, audited by the Seller's Accountants and (b) the Seller's unaudited balance sheet as of March 31, 1999 and the related unaudited statement of earnings and cash flows for the three (3) months then ended (collectively, the "Financial Statements") all of which are set forth on
Schedule 3.10. The Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the respective periods and present fairly the financial condition and results of operations of the Seller as of and for the periods included therein.

          Section 3.11. Absence of Certain Developments.  Except as set forth in
Schedule 3.11, since December 31, 1998, there has not been any Material Adverse Change, or any development which could reasonably be expected to result in a prospective Material Adverse Change. Except as set forth in Schedule 3.11, since December 31, 1998, the Seller has conducted the Business in the ordinary and usual course consistent with past practices and has not (i) sold, leased, transferred or otherwise disposed of any of the assets of the Business to any Person, including, without limitation, any Shareholder (other than dispositions in the ordinary course of business consistent with past practices), (ii) breached, terminated or amended in any material respect any contract or lease to which the Seller is a party or to which it is bound or to which its properties are subject, (iii) suffered any material loss, damage or destruction to its property whether or not covered by insurance, (iv) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (v) incurred any liabilities other than in the ordinary course of business, none of which individually or in the aggregate, are material, (vi) incurred, created or suffered to exist any Encumbrances on the Purchased Assets,
(vii) made any plan, agreement or arrangement granting any preferential rights to purchase or acquire any of the Purchased Assets or requiring consent of any party to the transfer of the Purchased Assets or assignment of the accounts to be assumed by the Purchaser (as detailed on Schedule 3.19), (viii) breached or violated any law, statute, rule or regulation applicable to the Seller or its Business in any material respect, (ix) suffered any material adverse changes in its financial position or results of operations, (x) declared or paid any dividend or distribution on its capital stock, or repurchased or otherwise acquired any shares of its capital stock or any option, warrant, right, call or commitment relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for any shares of its capital stock, (xi) except in the ordinary course of business consistent with past practices, increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by it for or with any such officers or employees, (xii) suffered any labor dispute, strike or other work stoppage, (xiii) made or obligated itself to make any capital expenditures in excess of $10,000 individually or in the aggregate,
(xiv) entered into any contract or other agreement requiring it to make payments in excess of $10,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (xv) amended its Certificate of Incorporation or by-laws or taken any action in contemplation of any such amendment or in contemplation of such entity's liquidation or dissolution and, to the Seller and the Shareholder's best knowledge, no such action has been taken by the shareholders, directors or officers of the Seller or (xvi) entered into any agreement to do any of the foregoing.

          Section 3.12. Governmental Authorizations; Licenses. The Business has been operated in compliance with all applicable laws, rules, regulations, codes, ordinances and orders, of all Governmental Authorities, including but not limited to, those related to: pricing, sales or distribution of products, antitrust, trade regulation, trade practices, sanitation, land use and similar laws. The Seller has all permits, licenses, approvals, certificates, titles, fuel permits, franchises, operating authorities (including any necessary FAA or ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary for the operation of the Business as currently conducted by the Seller, except for those which, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change. There is no action, case or proceeding pending or, to any Shareholder's or Seller's best knowledge after due investigation, threatened by any Governmental Authority with respect to (i) any alleged violation by the Seller or its Affiliates of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Seller or its Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the Business. No notice of any violation of such laws has been received by the Seller, any Affiliate of the Seller or any Shareholder. Schedule 3.12 sets forth a true and complete list of all of the Seller's permits, licenses, approvals, certificates, registrations and other authorizations relating to the Business (the "Authorizations"). Such Authorizations are in full force and effect and neither the Seller nor any Shareholder has received notification of the suspension or cancellation of, or the intent to cancel, terminate or not renew, any thereof.

          Section 3.13. Litigation. Except as otherwise set forth in Schedule 3.13, there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to any Shareholder's or the Seller's knowledge after due investigation, threatened against the Seller, its Affiliates or any Shareholder relating to the Business, the Purchased Assets, or seeking to enjoin the transactions contemplated hereby or which could have a material adverse effect on such transactions or on the Purchaser. There are no facts or circumstances known to any Shareholder or the Seller that could result in a claim for damages or equitable relief which, if decided adversely, could reasonably be expected to result in a Material Adverse Change, individually or in the aggregate. The litigation listed on Schedule 3.13 is fully covered by insurance. Notwithstanding any listing on Schedule 3.13, the Purchaser is not assuming any litigation or judgments, and the Seller and the Shareholders will indemnify, defend and hold the Purchaser harmless with respect to all such matters.

          Section 3.14. Undisclosed Liabilities. Other than those reflected in the Financial Statements or on Schedule 1.1AL, there are no liabilities of the Seller of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business and consistent with past practices since the date of the Financial Statements.

          Section 3.15. Taxes. All federal, state, county, local and foreign tax returns and reports of the Seller or any Affiliate of the Seller required to be filed which relate to or affect the Business or the Purchased Assets have been duly filed. There are no examinations in progress or claims against the Seller for federal, state, local and other taxes (including penalties and interest) for any period or periods and no notice of any claim for taxes, whether pending or threatened has been received. All federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges with respect to the employees, properties, assets, income or franchises of the Seller or any Affiliate of the Seller relating to or affecting the Business or the Purchased Assets have been paid or duly provided for, or are being contested in good faith by appropriate proceedings as disclosed on
Schedule 3.15 and adequate reserves therefor have been established pursuant to GAAP on the Seller's December 31, 1998 balance sheet. There are no tax liens on any of the Purchased Assets, except for the lien of taxes not yet due and payable.

          Section 3.16. Insurance. At all times prior to the execution of this Agreement, the Seller has maintained appropriate and adequate insurance policies covering the Purchased Assets and all aspects of the Business. Such insurance policies are currently in full force and have remained in full force and effect through the Closing. Schedule 3.16 lists all insurance policies in effect with respect to the Seller or the Business during the past three (3) years, showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided.

          Section 3.17. Environmental Matters. Except as set forth on Schedule 3.17, (i) the Business is being and has been conducted in compliance with all Environmental Laws, (ii) the Business has, and at all times has had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the Business, (iii) neither the Seller nor any Shareholder has received any notice from any Governmental Authority that the Seller or any of its Affiliates may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Business, (iv) no reports have been filed, or have been required to be filed, by the Seller or any Shareholder, concerning the release of any Regulated Substance or the violation of any Environmental Law, on or at the properties used in the Business; (v) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Seller or any Affiliate of the Seller relating to the Business, true and complete copies of which have not been delivered to the Purchaser and CDL prior to the date hereof, (vi) no Regulated Substance has been disposed of, transferred, released or transported by the Seller or from the Seller's business premises, other than as permitted under applicable Environmental Law pursuant to appropriate regulations, permits or authorizations, and (vii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or other proceedings pending or threatened against the Business or the Seller or any Affiliate of the Seller with respect to the Business or the Purchased Assets relating to any violations, or alleged violations, of any Environmental Law, and neither the Seller, any Affiliate of the Seller nor any Shareholder has received any notices, demand letters or requests for information, arising out of, in connection with, or resulting from, a violation, or alleged violation, of any Environmental Law, and neither the Seller, any Affiliate of the Seller nor any Shareholder has been notified by any Governmental Authority or any other Person that the Business or the Purchased Assets have, or may have, any liability pursuant to any Environmental Law.

          Section 3.18. Proprietary Rights. (a) All of the Seller's Proprietary Rights are listed in Schedule 3.18. Except as disclosed in Schedule 3.18, the Seller owns and possesses all right, title and interest in the Proprietary Rights. Upon consummation of the transactions contemplated hereby, the Purchaser will own all right, title and interest in, the Proprietary Rights. The Seller has taken all necessary or desirable action to protect the Proprietary Rights and the transactions contemplated by this Agreement will have no material adverse effect on the Seller's right, title and interest in the Proprietary Rights.

          (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights has been made, is currently pending or, to the Seller's knowledge after due investigation, is threatened. The Seller has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. The Seller has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as now conducted.

          Section 3.19. Material Customers, Contracts and Commitments.

          (a) Schedule 3.19A sets forth a list (the "Customer List") of all customers (including names, addresses, contact persons, and telephone and facsimile numbers) with whom the Seller (i) currently does business, (ii) is currently actively pursuing as a prospective customer, or (iii) has done business with since January 1, 1997.

          (b) True and complete copies of all material written contracts with customers, including any amendments thereto, have been delivered by the Seller to the Purchaser and such documents constitute the legal, valid and binding obligation of the Seller and, to the Seller's knowledge, each other party purportedly obligated thereunder. Schedule 3.19B lists all of such contracts with customers that are to be assumed by the Purchaser (the "Assumed Contracts"). All Assumed Contracts are assignable to the Purchaser and Seller has obtained all consents to assignment required under any such contracts except as indicated on Schedule 3.19B. Except for obligations under the Assumed Contracts arising after the Closing Date, the Purchaser is not assuming any obligations or liabilities under any of the Seller's contracts or agreements with customers or suppliers or otherwise.

          (c) Schedule 3.19C lists the ten (10) largest customers (in terms of sales) of the Seller for the fiscal year ended December 31, 1998 and the revenues received from each such customer during fiscal 1998. Except to the extent set forth in Schedule 3.19C, no one customer or group of related customers of the Seller accounted for more than 5% of the Seller's revenues for the fiscal year ended December 31, 1998. Except to the extent set forth on
Schedule 3.19C, (i) none of the Seller's customers with revenues greater than 5% of the total revenues for the fiscal year ended December 31, 1998 have canceled or substantially reduced or, to the knowledge of any Shareholder or the Seller are currently attempting or threatening to cancel or substantially reduce the amount of business done with the Business and (ii) the Seller has complied with all material commitments and obligations pertaining to them and is not in default under any such contracts and agreements and no notice of default has been received.

          (d) Except as disclosed in Schedule 3.19D, the Seller is not in, nor has the Seller given or received notice of, any material default or claimed, purported or alleged material default, or facts that, with notice or lapse of time, or both, would constitute a material default by the Seller (or give rise to a termination right) in the performance of any obligation to be performed under any of its contracts with its customers.

          Section 3.20. Accounts Receivable. Schedule 3.20 sets forth a true and complete listing of all Accounts Receivable and an aging schedule at March 31, 1999 reflecting the aggregate amount of all Accounts Receivable outstanding (i)

30 days or less, (ii) more than 30 days but less than or equal to 60 days, (iii) more than 60 days but less than or equal to 90 days and, (iv) more than 90 days. All of the Accounts Receivable have arisen in the ordinary and regular course of business, represent bona fide transactions with third parties and are not subject to any material counterclaims or material offsets (except for those for which adequate reserves have been established in accordance with GAAP), have been billed and are collectible in the ordinary course of business consistent with past practices.

          Section 3.21. Books and Records. The books and records of the Seller, including financial records and books of account, are complete and accurate and have been maintained in accordance with GAAP, to the extent applicable, and sound business practices.

          Section 3.22. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the
Seller or any Shareholder in connection with this Agreement or any of the transactions contemplated hereby. Neither the Seller nor any of the Shareholders have employed any broker or agent in connection with the transactions contemplated by this Agreement.

          Section 3.23. Net Worth of Seller. As of December 31, 1998 and the date hereof, the Seller has a positive net worth and is not subject to any bankruptcy or insolvency proceedings. Seller will be able to satisfy all of its debts in full as they come due.

          Section 3.24. Affiliates. Neither the Seller nor any of the Shareholders have any interest in, nor affiliation with, any entity or person in the air or ground messenger or delivery business or any related business except as set forth in Schedule 3.24.

          Section 3.25. Full Disclosure. No representation or warranty made by any Shareholder or the Seller in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Seller or any Shareholder pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

             Representations and Warranties of the Purchaser and CDL

          The Purchaser and CDL represent and warrant to the Seller and the Shareholders as follows:

          Section 4.1. Organization. The Purchaser and CDL are each corporations duly organized, validly existing and in good standing under the laws of the States of Florida and Delaware, respectively (except as set forth in Schedule

4.1) and have full power and authority, corporate and other, to own their respective property and assets and to carry on their respective businesses as presently conducted except where the failure to be so qualified would not have a material adverse effect on their respective businesses.

          Section 4.2. Authorization. The Purchaser and CDL have full power and authority, corporate and other, to execute and deliver this Agreement and to perform their respective obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement, has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and CDL and constitute or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser and CDL, enforceable against the Purchaser and CDL in accordance with its terms.

          Section 4.3. Non-contravention. Neither the Purchaser nor CDL is subject to any provision of their respective Certificates of Incorporation or By-laws or any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that would prevent the consummation of the transactions contemplated by this Agreement.

          Section 4.4. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser and CDL.

          Section 4.5. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser or CDL in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.6. SEC Filings.  CDL has  delivered to the Seller  copies of
(i) its Annual Reports on Form 10-K for year of the year ended December 31, 1998, (ii) its Current Reports on Form 8-K or 8-KA, filed on February 22 and February 26, 1999, (iii) its proxy statement for its annual meeting to be held on June 16, 1999; and (iv) its Registration Statement on Form S-4 (collectively, the "SEC Filings"). The SEC Filings taken as a whole are true, complete and correct in all material respects. The financial statements contained in the SEC Filings are true, complete and correct in all material respects and fairly represent in all material respects the consolidated financial position of CDL as of the respective dates thereof and the results of operations for the periods then ended and have been prepared in accordance with GAAP consistently applied on a basis consistent with prior periods.

          Section  4.7.  CDL Common  Stock.  The CDL  Common  Stock to be issued
hereunder  shall  be  duly  authorized,   fully  paid  and  non-assessable.   No

Encumbrances or restrictions exist on the CDL Common Stock, except any restrictions on transfer pursuant to state and federal securities laws and pursuant to Sections 5.7, 5.8 and 5.9 below.


                                    ARTICLE V

                            Covenants and Agreements

          Section 5.1. Transfer and Property Taxes. (a) The Seller shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets. The Seller shall prepare and file the required tax returns and other required documents with respect to the taxes and fees required to be paid by the Seller pursuant to the preceding sentence and shall promptly provide the Purchaser and CDL with evidence of the payment of such taxes and fees.

          (b) The Shareholders or the Seller shall (i) prepare and file all tax returns reporting the income attributable to the Purchased Assets or the operation of the Business for all periods ending prior to or on the Closing Date, (ii) prepare and file all income tax returns reporting the income of the Seller arising on the Closing Date from the sale to the Purchaser and CDL of the Purchased Assets, (iii) be responsible for the conduct of all tax examinations relating to the tax returns referred to in (i) and (ii) above, and (iv) pay all taxes attributable to the Purchased Assets or the operation of the Business due with respect to the tax returns referred to in (i) and (ii) above. The Purchaser and/or CDL shall prepare and file all tax returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing and shall be liable for and pay all taxes due in respect of such tax returns.

          Section 5.2. Non-Competition and Confidentiality Agreement. (a) For a period of five (5) years after the Closing Date (or, with respect to each Shareholder, such longer period of time as may be indicated in any employment, consulting or other agreement with the Purchaser or CDL), the Shareholders and the Seller will not directly or indirectly:

                    (i) engage in the small package express delivery business in competition with the Purchaser or CDL or any of the subsidiaries of either thereof, in the State of Florida;

                    (ii) call upon any person who is, at that time, an employee of the Purchaser or CDL (including the subsidiaries of either thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Purchaser or CDL;

                    (iii) call upon any person or entity (x) which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Purchaser or CDL (including the subsidiaries of either thereof) or (y) which was a customer of the Seller in the 18 month period preceding the Closing, for the purpose of soliciting or selling products or services in competition with the Purchaser or CDL anywhere in the United States; or

                    (iv) use for its own benefit or divulge or convey to any third party, any Confidential Information (as hereinafter defined) relating to the Business. For purposes of this Agreement, Confidential Information consists of all information, knowledge or data relating to the Business including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, routing information, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as the Shareholders or the Seller do not directly or indirectly cause such information to enter the public domain.

          Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Shareholder from acquiring, as an investment, not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

          (b) The Shareholders and the Seller acknowledge that the restrictions contained in this Section 5.2 are reasonable and necessary to protect the legitimate interests of the Purchaser and CDL and that any breach by any of the Shareholders or the Seller of any provision hereof will result in irreparable injury to the Purchaser and CDL. The Seller and the Shareholders acknowledge that, in addition to all remedies available at law, the Purchaser and CDL shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. Neither the Purchaser nor CDL shall be required to post any bond or other security in connection with any proceeding to enforce this Section 5.2.

          (c) It is specifically agreed that the five (5) year period stated at the beginning of this Section 5.2, during which the agreements and covenants of the Shareholders and the Seller shall be effective, shall be computed by excluding from such period any time during which either the Seller or any Shareholder is in violation of any provision of this Section 5.2.

          (d) All of the covenants on this Section 5.2 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim of Seller or any Shareholder against Purchaser or CDL shall not constitute a defense to the enforcement of such covenants.

          (e) If any court determines that the provision of this Section 5.2, or any part hereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall reduce the duration or scope of such provisions, as the case may be, so that, as so reduced, such provisions are then enforceable to the maximum extent permitted by applicable law.

          Section 5.3. Further Assurances. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Seller and each Shareholder shall take all such action without any further consideration therefor. The Seller and each Shareholder also shall take such actions and deliver such documents as the Purchaser may reasonably request from time to time to perfect the Purchaser's title and ability to use and dispose of the Purchased Assets. In addition, the Seller and each Shareholder shall use their best efforts to provide CDL with any financial or other information required for SEC disclosure or other governmental compliance.

          Section 5.4. Employment Matters.  (a) Except as otherwise set forth in
(b) below, neither the Purchaser nor CDL or any of the subsidiaries of either thereof will have any liability or responsibility as to any employee of the Seller. Neither CDL nor the Purchaser shall have any obligation to hire any employees of the Seller, but the Purchaser may offer employment to any employees of the Seller; provided, that the Seller shall terminate such employees immediately prior to their employment by the Purchaser and remain solely responsible for all amounts due to such employees through the termination date unless such liabilities are set forth on Schedule 1.1AL. The Seller does not currently, and at any time during the preceding twelve months did not, have fifty (50) or more employees.

          (b) Simultaneously with the execution of this Agreement, the Purchaser and Spaulding shall enter into an employment agreement upon substantially the same terms and conditions as set forth in attached Exhibit C (the "Spaulding Employment Agreement").

          Section 5.5. Audited Financial Statements of the Seller. All fees and expenses incurred in connection with any audits of the financial statements of the Seller, including without limitation the audited financial statements of the Seller for the fiscal years ended December 31, 1997 and 1998, respectively, shall be the sole responsibility of the Seller and the Shareholders, except that the Purchaser will pay up to $15,000 towards the cost of the audit ($5,000 to reimburse Seller for fees paid to date and the balance to Seller's Accountants after receipt of their invoices).

          Section 5.6. Access and Information. No investigation by the Purchaser and CDL heretofore or hereafter made shall modify or otherwise affect any representations and warranties of the Seller or any Shareholder, which shall survive any such investigation, or the conditions to the respective obligations of the Purchaser and CDL to consummate the transactions contemplated hereby.

          Section 5.7 Securities Law Matters. The Shareholders represent that they, or their purchaser representative, have read, reviewed and understood the information provided pursuant to this Agreement and the other documentation and information furnished by the Purchaser or CDL (including CDL's SEC Filings) and has had ample opportunity to ask questions of and receive answers from the officers of CDL, concerning CDL, the Note, the CDL Common Stock and CDL's business. The Purchaser and CDL have provided to the Seller and the Shareholders an opportunity to obtain any and all additional information necessary for them to verify the accuracy of the information supplied by those individuals. The Registration Statement on Form S-4 and the other SEC Filings then available were received and reviewed at the time of commencement of negotiations for the transaction.

          Section 5.8 Restrictions on Transfer. (a) The Seller and each of the Shareholders acknowledges that they have been advised that they might be considered to be an "affiliate" of the Seller for purposes of Rule 145 ("Rule 145") of the General Rules and Regulations (the "Rules and Regulations") of the SEC under the Securities Act. The Seller and each of the Shareholders represents and warrants to, and agrees with, the Purchaser and CDL that:

                  (i) Neither the Seller nor the Shareholder shall make any sale, transfer or other disposition of the CDL Common Stock in violation of the Securities Act or the Rules and Regulations promulgated thereunder.

                  (ii) The Seller and each Shareholder has been advised that the offering, sale and delivery of the CDL Common Stock to him pursuant hereto has been registered under the Securities Act on a Registration Statement on Form S-4, a copy of which was provided to them prior to the commencement of negotiations of the terms of this Agreement. The Shareholder has also been advised, however, that since he may be deemed to be an "affiliate" of the Seller as of the date hereof, any public offering or sale by him of any of the CDL Common Stock will, under current law, require either (i) the further registration under the Securities Act of the CDL Common Stock to be offered and sold, (ii) compliance with Rule 145, or (iii) the availability of another exemption from such registration under the Securities Act.

                  (iii) Each of the Shareholders has read the provisions of this Agreement, including the provisions of this Section 5.8, and has discussed their requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the CDL Common Stock, to the extent the Shareholder felt necessary, with his counsel.

                  (iv) The Seller and each of the Shareholders acknowledge that stop transfer instructions will be given to CDL's transfer agent with respect to the shares of the CDL Common Stock and that there will be placed on the certificates for the shares of the CDL Common Stock, or any substitutions therefor, a legend stating in substance:

                           "The  shares  represented  by this  certificate  were
                  issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by CDL of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.

                  (v) The Seller and each of the Shareholders hereby agrees that, for a period of one (1) year following the Closing Date, they will obtain an agreement similar to this from each transferee of the CDL Common Stock sold or otherwise transferred by the them, but only if such transaction is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

          (b) CDL agrees that the restrictions set forth in Section 5.8(a) shall terminate and be of no further force and effect, the legend set forth in Section 5.8(a)(v) above shall be removed at the Seller's request by delivery of substitute certificates without such legend and the related stop transfer restrictions shall be lifted forthwith if (i) any such shares of CDL Common Stock shall have been registered under the Securities Act for sale, transfer or other disposition by the Seller or the Shareholders or on their respective behalves or (ii) any such shares of CDL Common Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act or (iii) neither the Seller nor any of the Shareholders is at the time an "affiliate" of CDL and has held the CDL Common Stock for at least one (1) year (or such other period as may be prescribed by the Securities Act and the Rules and Regulations promulgated thereunder) and CDL has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months or (iv) neither the

Seller nor any of the Shareholders is nor has been for at least three months an "affiliate" of CDL and has held the CDL Common Stock for at least two (2) years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations promulgated thereunder) or (v) CDL shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to CDL, to the effect that the stock transfer restrictions and the legend are not required.

          Section 5.9 Lock-Up of Payment Shares. Notwithstanding anything to the contrary set forth in Section 5.8, the Seller and the Shareholders shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") the Payment Shares until after the six month anniversary of the Closing Date. The foregoing restriction (i) shall be applicable to the Seller and the Shareholders, as a group (the "Selling Parties"), without regard to the distribution of the CDL Common Stock from the Seller to the Shareholders and (ii) is expressly intended to preclude each of the Selling Parties from engaging in any hedging or other transaction which is designed to or reasonably expected to lead or result in a Disposition of the Payment Shares during the period indicated in the first sentence of this Section 5.9 even if such Payment Shares would be disposed of by someone other than a Selling Party. Each of the Selling Parties consents to the entry of stop transfer instructions with the transfer agent for CDL against the transfer of the Payment Shares held by such Selling Party except in compliance with this Section 5.9.

          Section 5.10. Lease of Warehouse. Simultaneously with the execution of this Agreement, the Purchaser and the Seller shall enter into a lease with respect to the Facility (the "Lease"). The Lease shall provide for an initial term of two years, a monthly rental of $1,011 and the Seller with the right to terminate on 90 days prior written notice to the Purchaser, all as more fully set forth on attached Exhibit D.

          Section 5.11.  Payment of Pre-Closing  Accounts  Receivable.  Schedule
5.11 provides a true and complete list of all Accounts Receivable which relate to services rendered by the Seller prior to the Closing Date (the "Retained Accounts Receivable"). The Purchaser shall remit to the Seller all Retained Accounts Receivable received by the Seller following the Closing within ten (10) days of the end of the month in which such Accounts Receivable were received by the Seller. The Purchaser shall not be obligated to take any additional actions with respect to the collection of the Retained Accounts.


                                   ARTICLE VI

                              Deliveries at Closing

          Section  6.1.   Deliveries  by  the   Shareholders   and  the  Seller.
Simultaneously with the execution of this Agreement, the Seller and the Shareholders, as the case may be, shall have delivered to the Purchaser and CDL all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be reasonably requested by the Purchaser and CDL in form and substance acceptable to the Purchaser's counsel, including the following:

               (a) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for the Purchaser (including without limitation a Bill of Sale and an Assignment and Assumption Agreement), as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances;

               (b) a certificate of the Chairman, President or a Vice President of the Seller, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) (i) all authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by the Shareholders and the Seller and the consummation by the Shareholders and the Seller of the transactions contemplated hereby have been obtained and are in full force and effect; (ii) the Seller has obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by the Seller under any contract to which the Seller is a party or for the continuation of any agreement to which the Seller is a party and which relates and is material to the Purchased Assets or the Business and is being assumed by the Purchaser; and
     (iii) all authorizations, consents, waivers, approvals or other actions necessary to permit the Purchaser to operate the Business in compliance with all applicable laws immediately after the Closing have been obtained and are in full force and effect.

               (c) a certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, as to the incumbency of any officer of the Seller executing this Agreement or any document related thereto and covering such other matters as the Purchaser and CDL may reasonably request;

               (d) a certified copy of (i) the Certificate of Incorporation and By-laws of the Seller and all amendments thereto, (ii) a certificate, dated as of no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of the State of [Florida] showing the Seller is in good standing and authorized to do business in such jurisdiction, and (iii) the resolutions of the Seller's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the instruments of transfer and the transactions contemplated hereby;

               (e) an opinion of Rogers, Towers, Bailey, Jones & Gay, counsel to the Shareholders and the Seller, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser and CDL;

               (f) a copy of the Lease, duly executed by the Seller;

               (g) a copy of the Spaulding Employment Agreement, duly executed by Spaulding; and

               (h) such other documents or instruments as the Purchaser and CDL reasonably request to effect the transactions contemplated hereby.

          Section 6.2. Deliveries by the Purchaser and CDL. Simultaneously with the execution of this Agreement, the Purchaser and CDL shall have delivered to the Shareholders and the Seller such closing documents as shall be reasonably requested by the Shareholder and the Seller in form and substance reasonably acceptable to the Seller's counsel, including the following:

               (a) the Assignment and Assumption Agreement executed by the Purchaser and dated the Closing Date;

               (b) certificates of the Secretary or Assistant Secretary of the Purchaser and CDL, respectively dated the Closing Date, as to the incumbency of any officer of the Purchaser and CDL executing this Agreement, or any document related thereto and covering such other matters as the Seller may reasonably request;

               (c) a certified copy of the resolutions of the Purchaser's  Board of Directors and CDL's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

               (d) payment of the Purchase Price as set forth in Section 2.2;

               (e) a copy of the Spaulding Employment Agreement, duly executed by the Purchaser; and

               (f) a copy of the Lease, duly executed by the Purchaser.

                                   ARTICLE VII

           Survival of Representations and Warranties; Indemnification

          Section 7.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for two (2) years from the Closing Date for the benefit of the parties hereto and their successors and assigns. The representations and warranties provided for in Sections 3.13, 3.15 and 3.17 shall survive the Closing and remain in full force and effect for six (6) years.

The  survival  period of each  representation  or  warranty  as provided in this
Section 7.1 is hereinafter referred to as the "Survival Period."

          Section 7.2. Indemnification. (a) The Shareholders and the Seller jointly and severally, subject to the limitations set forth in Section 7.2(d) below, shall indemnify, defend and hold harmless the Purchaser and CDL or any of their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Seller or any Shareholder in this Agreement for the applicable Survival Period, (ii) the breach by any Shareholder or the Seller of any covenant or agreement to be performed by them hereunder, (iii) any Retained Asset and (iv) any Excluded Liability. Seller agrees to pay or otherwise satisfy all of its obligations and liabilities in the ordinary course of business.

          (b) The Purchaser and CDL shall indemnify, defend and hold harmless the Shareholders and the Seller or any of their respective affiliates, officer, directors, employees, agents and representatives and any Person claiming by or through either of them, against and in respect of any and all damages arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Purchaser and CDL in this Agreement for the applicable Survival Period, (ii) the breach by the Purchaser or CDL of any covenant or agreement to be performed by them hereunder, and (iii) any Assumed Liability.

          (c) Any Person providing indemnification pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnified Party."

          (d) The indemnification obligations contained in Sections 7.2(a) and 7.2(b) above, respectively, shall not apply to any claim for Damages until the aggregate of all such claims suffered by an Indemnified Party total Ten Thousand Dollars ($10,000), and then shall apply only to the excess. The Indemnified Party shall notify the Indemnifying Party in writing promptly (i) upon suffering any Damages to be included in calculating such $10,000 and (ii) upon suffering any Damages in the aggregate amount of $10,000 or more. All such claims made during the relevant Survival Period shall be counted in determining whether the thresholds specified above have been achieved.

          Section 7.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded (and shall have advised the Indemnifying Party in writing of the basis for its conclusion) that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          Section 7.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party.

          Section 7.5. Right of Set-Off. The Purchaser and CDL shall have the right to set-off, against any amount which may be owed by the Purchaser or CDL to the Seller or any Shareholder, including but not limited to pursuant to the Note, whether due or unpaid at the time of such set-off, any amount owed to the Purchaser and CDL by the Seller or any Shareholder pursuant to this Agreement or otherwise. The exercise of such right of set-off by the Purchaser and CDL shall not constitute a breach by the Purchaser or CDL of this Agreement or the agreement underlying such obligation.

                                  ARTICLE VIII

                                  Miscellaneous

          Section 8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Purchaser or CDL:    380 Allwood Road
                               Clifton, New Jersey  07012
                               Telephone:  (973) 471-1005
                               Facsimile:   (973) 471-5519
                               Attention:  Mark Carlesimo, Esq., General Counsel

With a copy to:   Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, New Jersey  07068
                               Telephone:  (973) 597-2500
                               Facsimile:   (973) 597-2400
                               Attention:  Alan Wovsaniker, Esq.

If to the Seller or
the Shareholders: 10610 Bolyard Drive
                               Jacksonville, Florida  32218
                               Telephone:
                               Facsimile:
                               Attention:  Nathan Spaulding

With a copy to:   Rogers, Towers, Bailey, Jones & Gay
                               1301 Riverplace Boulevard
                               Suite 1500
                               Jacksonville, FL  32207
                               Telephone:  (904) 398-3911
                               Facsimile:  (904) 396-0663
                               Attention:  Stevan M. Jones, Esq.

          Section 8.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

          Section 8.3. Governing Law; Consent to Jurisdiction This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey, located in Passaic or Essex County, State of New Jersey, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 8.4. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. The Purchaser and CDL may assign all of their rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of the Purchaser and CDL remains liable hereunder. No such assignment shall relieve Purchaser or CDL of their obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section  8.5.   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          Section 8.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 8.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

          Section 8.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

          Section 8.9. Public Announcement. Except as may be required by law, neither the Seller, on the one hand, or the Purchaser, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

          Section 8.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

          Section 8.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

          Section 8.12. No Strict Construction. Each of the Purchaser, CDL, the Seller and the Shareholders acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       CONSOLIDATED DELIVERY &
                                       LOGISTICS, INC.


                                       By:______________________________
                                          Name:
                                          Title:

                                       SILVER STAR EXPRESS, INC.


                                       By:______________________________
                                          Name:
                                          Title:

                                       METRO PARCEL SERVICE, INC.


                                       By:______________________________
                                          Name:
                                          Title:



                                       _________________________________
                                       NATHAN SPAULDING


                                       _________________________________
                                       KELLY M. SPAULDING